UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2025

BioCryst Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-23186	62-1413174
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4505 Emperor Blvd., Suite 200 Durham, North Carolina 27703
(Address of Principal Executive Offices) (Zip Code)

(919) 859-1302
(Registrant's telephone number, including area code)

_______________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BCRX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Financial Officer and Interim Principal Accounting Officer

As previously announced, on February 28, 2025, Anthony Doyle, the Chief Financial Officer and Interim Principal Accounting Officer of BioCryst Pharmaceuticals, Inc. (the “Company”) notified the Company of his intention to resign from his employment with the Company, effective April 9, 2025 (the “Effective Date”). On April 6, 2025, the Compensation Committee of the Board of Directors (the “Board”) of the Company approved a Consulting Agreement with Mr. Doyle, effective as of the Effective Date, pursuant to which Mr. Doyle will provide transition services to the Company in exchange for a $450 hourly fee until May 31, 2025, or a later date mutually agreed by Mr. Doyle and the Company. For the duration of the Consulting Agreement, Mr. Doyle’s outstanding vested equity awards shall remain in full force and effect, and his outstanding unvested equity awards shall continue to vest in accordance with the original vesting schedule applicable to such awards.

Appointment of Interim Chief Financial Officer and Interim Principal Accounting Officer

On April 7, 2025, the Board appointed Jon P. Stonehouse, the Company’s Chief Executive Officer, to serve as Interim Chief Financial Officer and Interim Principal Accounting Officer, effective as of the Effective Date. The Company has also hired a former public biotechnology company Chief Financial Officer as a financial consultant to support Mr. Stonehouse while the Company continues its search for a new Chief Financial Officer. The biographical information required by Items 401(b), (d), and (e) of Regulation S-K for Mr. Stonehouse was previously reported in the Company’s definitive proxy statement on Schedule 14A, filed with the U.S. Securities and Exchange Commission on April 25, 2024, under the heading “Election of Directors,” which information is incorporated herein by reference. Mr. Stonehouse does not have a family relationship with any of the Company’s executive officers or directors and has no direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There will be no change to Mr. Stonehouse’s compensation arrangements with the Company as a result of this appointment, and the appointment of Mr. Stonehouse was not pursuant to any arrangement or understanding between him and any person.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioCryst Pharmaceuticals, Inc.

Date: April 10, 2025	By:	/s/ Alane Barnes
Alane Barnes
Chief Legal Officer